Second Quarter 2006

Corporate Headquarters Address:
9200 E. Panorama Circle, Suite 400
Englewood, Colorado 80112
(303) 708-5959
Note: This press release and the related supplemental information contains certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described herein. These financial measures, which include but are not limited to EBITDA, EBITDA Without Gains, Funds From Operations, Funds From Operations with Gains/Losses, Internal Rate of Return, NOI, and Same Store Sales, should not be considered as an alternative to net earnings or any other GAAP measurement of performance or as an alternative to cash flows from operating, investing or financing activities. Furthermore, these non-GAAP financial measures are not intended to be a measure of cash flow or liquidity.
Please refer to the Appendix for related definitions, reconciliations and other information.
Information included in this supplemental package is unaudited.

News Release

Contact:	H. Andrew Cantor
800-982-9293 • 303-708-5959
Archstone-Smith Announces Results for the Second Quarter of 2006
Company Raises 2006 Guidance; Same-Store Operating Momentum Continues
DENVER — July 25, 2006 — Archstone-Smith (NYSE:ASN) today announced net earnings per share (EPS) of $0.77 for the quarter ended June 30, 2006, compared with the $0.27 per share reported for the same period in 2005. Funds from operations (FFO) with gains/losses was $0.80 per share in the second quarter of 2006, compared with $0.49 per share for the second quarter of 2005. FFO for the second quarter of 2006 was $0.59 per share, compared with $0.46 for the same period in 2005.
Archstone-Smith also announced that it is raising its 2006 guidance. The company is increasing its EPS guidance to $2.75 to $3.05 per share; its FFO guidance is increasing to $2.20 to $2.26 per share.
Same-Store Operating Performance Continues Positive Momentum
Same-store revenues increased 6.6% in the second quarter of 2006, representing the ninth consecutive quarter of increasing revenue growth. Same-store expenses decreased 0.7%, driven by lower utility expenses as a result of higher resident reimbursements and positive adjustments to insurance accruals. The company’s same-store net operating income (NOI) grew 10.2% in the second quarter — the highest rate of growth since it began reporting quarterly results more than 10 years ago. This growth was driven principally by strong NOI growth in Southern California and the New York City metropolitan area — which represent more than 35% of the company’s portfolio — with same-store NOI increases of 11.7% and 18.0% respectively. “Our performance continues to validate our commitment to investing in our core markets, which are characterized by very limited land upon which to build new housing, expensive single-family home prices and strong job growth,” said R. Scot Sellers, chairman and chief executive officer. “Due to the tremendous efforts of our acquisition and development professionals, I am pleased to announce that approximately 96% of our assets are now located in many of the most prestigious neighborhoods in these markets.”
Acquisitions and Dispositions Drive Core Market Success
Year-to-date, the company has acquired $968.7 million of apartment communities, representing 2,341 units, in markets that include New York City and California. Archstone-Smith has also completed the sale of $688.1 million of apartment communities year-to-date in markets that include Atlanta, Chicago, Dallas, Denver, Houston, Phoenix, Portland and Southeast Florida. The company remains committed to disposing of virtually all of its non-core assets by the end of 2006. The company’s year-to-date dispositions produced cash gains of $130.1 million — a profit of approximately 24.1% on the company’s cost basis — and an unleveraged IRR of 13.0%.
Significant Value Creation from $4.0 Billion Development Pipeline
At the end of the quarter, including joint ventures and Ameriton, the company had 4,684 units with an expected investment of $1.5 billion, under construction, and 9,879 units, representing an expected investment of $2.5 billion, in planning. The development pipeline is concentrated in core markets that include Manhattan, downtown Boston, Southern California and Washington, D.C. “We are very excited about two recently completed developments, The Flats at Dupont Circle in Washington, D.C., and Archstone Westbury on Long Island, that will further strengthen our portfolios in those important markets,” said J. Lindsay Freeman, chief operating officer.
- more -

Archstone-Smith Announces Second Quarter 2006 Results

Ameriton Continues to Deliver Strong Results
Archstone-Smith’s second quarter 2006 results include gains from the sale of operating communities by Ameriton, the company’s wholly owned subsidiary, which contributed $20.6 million, or $0.08 per share, to second quarter 2006 EPS, and $14.5 million, or $0.06 per share, to its second quarter FFO. Since 2000 through the second quarter of 2006, Ameriton has completed the sale of $1.8 billion of apartment communities, generating a pre-tax unleveraged IRR of 22.8%, excluding joint ventures.
Archstone-Smith’s second quarter 2006 results included the following items on the company’s Statement of Earnings: (i) a $4.2 million aggregate benefit included in Other Income, related to lower than projected hurricane losses and the corresponding insurance recoveries, and reimbursements related to moisture infiltration and mold litigation at previously owned communities in Southeast Florida; (ii) a $3.6 million incentive payment included in Income from Unconsolidated Entities, earned in connection with the final liquidation of a joint venture asset developed in Southeast Florida; and (iii) a $2.1 million impairment charge included in Other Expense, related to a non-core asset that was sold in the second quarter of 2006.
Archstone-Smith Receives Approval to Acquire DeWAG
As previously announced, the company has the $649 million (€518 million) acquisition of Deutsche WohnAnlage GmbH (DeWAG) under contract. Archstone-Smith has since received the necessary merger clearance from German authorities, which will allow the company to close the transaction within the coming days. The transaction consists of more than 6,100 residential units in some of Germany’s most desirable metropolitan areas, including Rhine-Main (Frankfurt/Wiesbaden), Düsseldorf, Munich, Stuttgart and Hamburg. A presentation with additional details has been included as part of the company’s Second Quarter 2006 Earnings Release and Supplemental Financial Information which is available on its website, www.archstonesmith.com.
Archstone-Smith Declares 124th Consecutive Common Share Dividend
The company also announced that its Board declared the company’s 124th consecutive quarterly common share dividend. The company will pay a dividend of $0.435 per common share, payable on August 31, 2006 to shareholders of record as of August 16, 2006. On an annualized basis, this represents a dividend of $1.74 per common share.
Archstone -Smith (NYSE: ASN), an S&P 500 company, is a recognized leader in apartment investment and operations. With a current total market capitalization of $18.8 billion, the company’s portfolio is concentrated in many of the most desirable neighborhoods in the Washington, D.C. metropolitan area, Southern California, the San Francisco Bay Area, the New York City metropolitan area, Boston, Seattle, Chicago and Southeast Florida. The company continually upgrades the quality of its portfolio through the selective sale of assets, using proceeds to fund investments in assets with even better growth prospects. Through its two brands, Archstone and Charles E. Smith, Archstone-Smith strives to provide great apartments and great service to its customers — backed by unconditional service guarantees. As of June 30, 2006, the company owned or had an ownership position in 267 communities, representing 82,491 units, including units under construction.
# # #
Archstone-Smith’s Second Quarter 2006 Earnings Release and Supplemental Financial Information and archived press releases are available on its web site at www.ArchstoneSmith.com or may be obtained by calling (800) 982-9293.
In addition to historical information, this press release and quarterly supplemental information contain forward-looking statements and information under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which Archstone-Smith operates, management’s beliefs and assumptions made by management. While Archstone-Smith management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond management’s control. As such, these statements and information are not guarantees of future performance, and actual operating results may differ materially from what is expressed or forecasted in this press release and supplemental information. See “Risk Factors” in Archstone-Smith’s 2005 Annual Report on Form 10-K for factors which could affect Archstone-Smith’s future financial performance.

Second Quarter 2006
Financial Highlights
Dollars and shares in thousands, except per share amounts

	Three Months Ended June 30,			Six Months Ended June 30,
	2006	2005	% Change	2006	2005	% Change

Operating Performance

Net Earnings Attributable to Common Shares — Diluted	$165,981	$54,777	203.0%	$289,470	$119,209	142.8%

Per Share Results:
Net Earnings	$0.77	$0.27	185.2%	$1.35	$0.59	128.8%
Funds from Operations with Gains/Losses	$0.80	$0.49	63.3%	$1.59	$0.98	62.2%
Funds from Operations (FFO)	$0.59	$0.46	28.3%	$1.18	$0.92	28.3%
Cash Distributions per Common Share	$0.435	$0.4325	0.6%	$0.870	$0.865	0.6%

	Communities	Units
Community Information

Operating:
ASN Same Store	122	42,550
ASN Non-Same Store	61	21,052
International	34	1,479
ASN JVs	33	11,825
Ameriton	3	901

	253	77,807

Under Construction:
ASN	7	2,237
ASN JVs	2	977
Ameriton	4	1,355
Ameriton JVs	1	115

	14	4,684

Total Communities Operating and Under Construction	267	82,491

	June 30,	December 31,
	2006	2005
Financial Position

Equity Market Capitalization	$12,678,579	$10,368,512
Book Value of Total Debt	5,448,050	5,333,349

Total Market Capitalization	$18,126,629	$15,701,861

Fully Converted Shares	249,188	247,422

Leverage Ratios:
Long Term Debt/Long Term Undepreciated Book Capitalization	43.8%	42.8%
Total Debt/Total Undepreciated Book Capitalization	44.3%	44.7%
Total Debt/Total Market Capitalization	30.1%	34.0%

Second Quarter 2006
Statements of Earnings
Dollars and shares in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Revenues:
Rental Revenues	$280,083	$197,554	$543,963	$389,346
Other Income	13,585	6,848	29,801	11,975

	293,668	204,402	573,764	401,321

Expenses:
Rental Expenses	61,741	47,456	121,404	96,629
Real Estate Taxes	26,609	18,379	52,373	36,786
Depreciation on Real Estate Investments(1)	72,171	47,441	138,139	94,078

Gross Interest Expense	74,566	48,611	145,139	97,386
Capitalized Interest	(13,537)	(9,263)	(26,308)	(17,482)

Net Interest Expense	61,029	39,348	118,831	79,904

General and Administrative	15,912	13,755	31,297	28,044
Other Expense	22	8,451	11,295	31,564

	237,484	174,830	473,339	367,005

Earnings from Operations	56,184	29,572	100,425	34,316

Plus:
Income from Unconsolidated Entities(2)	10,518	5,794	29,396	16,911
Other Non-Operating Income	243	4,778	419	28,783
Less:
Minority Interest — Series E and G Perpetual Preferred Units	—	—	—	741
Minority Interest — Convertible Operating Partnership Units	8,914	4,234	17,411	8,329

Net Earnings before Discontinued Operations	58,031	35,910	112,829	70,940
Plus: Net Earnings from Discontinued Operations	108,818	19,792	178,403	50,118

Net Earnings	166,849	55,702	291,232	121,058
Less: Preferred Share Dividends	957	958	1,915	1,915

Net Earnings Attributable to Common Shares — Basic	165,892	54,744	289,317	119,143
Add Back (Dilutive Securities Only):
Minority Interest	89	33	153	66

Net Earnings Attributable to Common Shares — Diluted	$165,981	$54,777	$289,470	$119,209

Diluted Weighted Average Common Shares Outstanding — Net Earnings	215,427	200,093	214,821	200,668

Diluted Earnings Per Common Share	$0.77	$0.27	$1.35	$0.59

(1)	Includes amortization expense associated with intangible assets recorded in connection with operating community acquisitions.

(2)	Includes income from the sale of unconsolidated operating communities.

Second Quarter 2006
Funds From Operations
Dollars and shares in thousands, except per share amounts

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Net Earnings Attributable to Common Shares — Diluted	$165,981	$54,777	$289,470	$119,209
Depreciation on Real Estate Investments	73,279	56,531	142,853	113,505
Depreciation on Real Estate Investments — Unconsolidated Entities	1,716	3,468	3,501	5,034
Gains from Disposition of Depreciable ASN Investments, net of Internal Disposition Costs	(111,331)	(13,405)	(178,149)	(39,559)
Income from Disposition or Liquidation of Unconsolidated Depreciable ASN Investments	(9,732)	(935)	(9,732)	(4,412)
Promote Incentive Fee Related to Liquidation of Unconsolidated ASN Entity	3,640	—	3,640	—
Debt Extinguishment Costs Related to Dispositions	5,691	—	6,414	5,058
Minority Interest	5,892	(4,606)	5,486	(7,869)
Other(1)	(7,037)	(2,823)	(9,103)	(6,198)

Funds From Operations Attributable to Common Shares — Diluted	128,099	93,007	254,380	184,768
Gross Gains on the Disposition of ASN Real Estate Investments, net of Internal Disposition Costs	50,191	5,535	101,772	12,656
Minority Interest	(6,755)	(595)	(13,757)	(1,357)

Funds From Operations with Gains/Losses Attributable to Common Shares — Diluted	$171,535	$97,947	$342,395	$196,067

Diluted Weighted Average Common Shares Outstanding	215,427	200,093	214,821	200,668

Diluted Per Share Amounts:
Funds From Operations	$0.59	$0.46	$1.18	$0.92

Funds From Operations with Gains/Losses	$0.80	$0.49	$1.59	$0.98

Quarterly Cash Distributions Per Common Share	$0.435	$0.4325	$0.87	$0.8650

(1)	Represents accumulated depreciation on Ameriton dispositions and the related tax impact on applicable FFO adjustments.

Second Quarter 2006
Balance Sheets
Dollars and shares in thousands, except per share amounts

	June 30,	December 31,
	2006	2005

Assets
Real Estate(1)	$11,741,695	$11,338,506
Real Estate — Held for Sale(1)	20,992	20,758
Less: Accumulated Depreciation	887,558	836,693

	10,875,129	10,522,571

Investments in and Advances to Unconsolidated Entities	193,036	132,728

Net Investments(2)	11,068,165	10,655,299

Cash and Cash Equivalents	21,665	13,638
Restricted Cash in Tax-Deferred Exchange and Bond Escrow	284,879	495,274
Other Assets	401,931	302,967

Total Assets	$11,776,640	$11,467,178

Liabilities and Shareholders’ Equity
Liabilities:
Unsecured Credit Facilities	$109,218	$394,578
Long Term Unsecured Debt	2,825,365	2,545,119
Mortgages Payable	2,503,373	2,383,473
Mortgages Payable — Held for Sale	10,094	10,179
Payables, Accrued Expenses and Other Liabilities	352,381	365,039

Total Liabilities	5,800,431	5,698,388

Minority Interest:
Operating Partnership Units/Other	797,416	787,273

Shareholders’ Equity:
Series I Cumulative Perpetual Preferred Shares	50,000	50,000
Common Shares, $0.01 Par Value	2,148	2,124
Additional Paid-In Capital and Other Comprehensive Income	4,745,669	4,651,181
Retained Earnings	380,976	278,212

Total Shareholders’ Equity	5,178,793	4,981,517

Total Liabilities and Shareholders’ Equity	$11,776,640	$11,467,178

See notes on following page

Second Quarter 2006
Balance Sheets (continued)
Dollars in thousands
(1)	The change in investments in real estate (including assets held for sale) at cost, consisted of the following:

Balance at December 31, 2005	$11,359,264
Acquisition-Related Expenditures	896,044
Redevelopment Expenditures	26,677
Recurring Capital Expenditures	17,339
Development Expenditures, Excluding Initial Acquisition Costs	171,968
Acquisition of Land for Development	114,004
Dispositions and Retirements	(834,436)
Provision for Possible Loss on Investment	(4,328)
Change in Estimated Hurricane Retirements	4,496
Other	4,500

Net Apartment Community Activity	396,264
Change in Other Real Estate Assets	7,159

Balance at June 30, 2006	$11,762,687

(2)	Includes $487.0 million and $722.6 million of Ameriton real estate assets as of June 30, 2006 and December 31, 2005, respectively.

Second Quarter 2006
ASN Geographic Distribution by Market(1)

Core Markets	High-Rise	Garden	Total
Washington D.C. Metropolitan Area(2)	21.9%	14.0%	35.9%
Southern California(2)	2.1%	22.7%	24.8%
New York City Metropolitan Area	9.9%	1.0%	10.9%
San Francisco Bay Area, California	0.4%	8.8%	9.2%
Boston, Massachusetts	1.7%	2.9%	4.6%
Seattle, Washington	0.5%	3.6%	4.1%
Southeast Florida	—	3.3%	3.3%
Chicago, Illinois	2.6%	0.2%	2.8%

Total Core Markets	39.1%	56.5%	95.6%

Non-Core Markets
Phoenix, Arizona	—	1.2%	1.2%
Other(3)	0.8%	2.4%	3.2%

Total Non-Core Markets	0.8%	3.6%	4.4%

Total All Markets	39.9%	60.1%	100.0%

(1)	Represents the geographic distribution of communities owned as of June 30, 2006 based on NOI for the three months ended June 30, 2006.

(2)	Breakout of Washington D.C. Metropolitan Area and Southern California markets:

	High-Rise	Garden	Total
Washington D.C. Metro — Inside Beltway	15.7%	3.5%	19.2%
District of Columbia	6.0%	—	6.0%
Other Virginia	—	7.9%	7.9%
Other Maryland	0.2%	2.6%	2.8%

Total Washington D.C. Metropolitan Area	21.9%	14.0%	35.9%

Los Angeles County	1.5%	11.2%	12.7%
San Diego County	0.6%	4.9%	5.5%
Orange County	—	3.3%	3.3%
Ventura County	—	1.7%	1.7%
Inland Empire	—	1.6%	1.6%

Total Southern California	2.1%	22.7%	24.8%

(3)	Includes markets that represent 1.0% or less of NOI.

Second Quarter 2006
ASN Same Store Performance Summary
Year-Over-Year Same Store Performance

			Operating Expense
	Revenue Growth		Growth/(Decline)		NOI Growth
	Q2 2006 vs.	YTD 2006 vs.	Q2 2006 vs.	YTD 2006 vs.	Q2 2006 vs.	YTD 2006 vs.
	Q2 2005	YTD 2005	Q2 2005	YTD 2005	Q2 2005	YTD 2005

Garden Communities	6.4%	6.1%	0.5%	0.0%	9.1%	9.1%
High-Rise Communities	7.1%	5.9%	(2.5%)	(3.7%)	11.9%	11.0%

Total Portfolio	6.6%	6.0%	(0.7%)	(1.5%)	10.2%	9.8%

	Average Physical		Property Operating		Potential Effective Rent
	Occupancy		Margin		Per Unit
	Q2 2006	Q2 2005	Q2 2006	Q2 2005	Q2 2006	Q2 2005

Garden Communities	95.7%	95.9%	69.7%	68.0%	$1,329	$1,249
High-Rise Communities	96.8%	96.0%	69.3%	66.3%	$1,728	$1,645

Total Portfolio	96.0%	96.0%	69.6%	67.3%	$1,454	$1,373

			Operating Expense
	Revenue Growth		Growth/(Decline)		NOI Growth
	Q2 2006 vs.	YTD 2006 vs.	Q2 2006 vs.	YTD 2006 vs.	Q2 2006 vs.	YTD 2006 vs.
	Q2 2005	YTD 2005	Q2 2005	YTD 2005	Q2 2005	YTD 2005

Core Markets Same Store Performance:
Washington D.C. Metropolitan Area	5.5%	4.8%	(2.5%)	(4.3%)	9.3%	9.4%
Southern California	8.1%	8.1%	0.3%	0.1%	11.7%	11.7%
New York City Metropolitan Area	12.7%	9.5%	(1.3%)	(3.2%)	18.0%	14.5%
San Francisco Bay Area, California	5.4%	5.2%	7.3%	4.9%	4.5%	5.4%
Boston, Massachusetts	0.8%	0.5%	(1.7%)	(0.7%)	2.0%	1.1%
Seattle, Washington	7.0%	5.9%	(3.3%)	(3.2%)	12.7%	10.8%
Southeast Florida	13.2%	13.3%	8.1%	7.9%	16.3%	16.8%
Chicago, Illinois	3.5%	3.8%	(13.3%)	(5.7%)	16.9%	11.5%

Total Core Markets	6.6%	6.0%	(0.9%)	(1.7%)	10.2%	9.8%

Sequential Same Store Performance

	Revenue Growth	Operating Expense Growth/	NOI Growth/(Decline)
	Q2 2006 vs. Q1 2006	(Decline) Q2 2006 vs. Q1 2006	Q2 2006 vs. Q1 2006

Sequential Same Store Communities:
Garden Communities	2.5%	0.7%	3.3%
High-Rise Communities	3.4%	(2.5%)	6.2%

Total Portfolio	2.8%	(0.5%)	4.3%

Core Markets Sequential Same Store Performance:
Washington D.C. Metropolitan Area	3.4%	(4.0%)	6.7%
Southern California	1.5%	(0.4%)	2.3%
New York City Metropolitan Area	4.8%	(4.8%)	8.2%
San Francisco Bay Area, California	2.4%	10.4%	(1.1%)
Boston, Massachusetts	1.8%	(2.7%)	4.0%
Seattle, Washington	5.6%	5.8%	5.6%
Southeast Florida	3.6%	0.8%	5.3%
Chicago, Illinois	2.4%	(12.1%)	12.9%

Total Core Markets	2.9%	(1.3%)	4.7%

Second Quarter 2006
ASN Portfolio and Investment Summary
Dollars in thousands, except cost per unit amounts

Operating Apartment Communities	March 31, 2006	June 30, 2006

Garden:
Communities	129	122
Units	46,564	44,270
Total Expected Investment	$6,005,582	$5,945,512
Cost Per Unit	$128,975	$134,301

High-Rise:
Communities	60	61
Units	20,021	19,332
Total Expected Investment	$4,540,759	$4,732,238
Cost Per Unit	$226,800	$244,788

Total Portfolio:
Communities	189	183
Units	66,585	63,602
Total Expected Investment	$10,546,341	$10,677,750
Cost Per Unit	$158,389	$167,884

Portfolio Capital Expenditures - Cost Per Unit:	Q1 2006	Q2 2006	YTD 2006

Acquisition Related Expenditures	$50	$72	$121
Redevelopment Expenditures	$164	$318	$479
Recurring Capital Expenditures	$94	$181	$273

Apartment Acquisitions

Communities	4	3	7
Units	1,394	784	2,178
Total Expected Investment	$511,223	$361,382	$872,605
Cost Per Unit	$366,731	$460,946	$400,645

Apartment Dispositions

Communities	5	11	16
Units	1,296	4,469	5,765
Gross Sales Proceeds	$168,506	$462,633	$631,139
GAAP Gains, net of Internal Disposition Costs	$66,818	$111,331	$178,149
Gross Gains, net of Internal Disposition Costs	$51,581	$50,191	$101,772
IRR	23.4%	8.7%	12.7%

Second Quarter 2006
Historical Disposition Activity (excluding Ameriton and JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on	Gross Gain on
	Communities	Units	Proceeds	Sale, Net	Sale, Net	IRR

1995/1996	23	6,469	$304,507	$40,659	$17,396	12.6%
1997	26	7,250	304,640	48,232	25,735	14.1%
1998	21	7,164	405,505	65,531	45,272	14.2%
1999	40	11,338	589,313	62,093	24,131	12.4%
2000	41	13,820	793,212	93,071	27,764	12.1%
2001	58	18,473	1,201,228	100,273	21,398	10.6%
2002	15	4,747	407,632	108,884	73,478	18.6%
2003	48	15,599	1,383,125	310,901	180,455	13.0%
2004	21	9,430	1,406,171	372,217	285,643	13.8%
2005	26	8,558	1,100,409	446,686	302,357	14.2%
2006	16	5,765	631,139	178,149	101,772	12.7%

Total	335	108,613	$8,526,881	$1,826,696	$1,105,401	13.2%

Second Quarter 2006
Ameriton Historical Disposition Activity (excluding JVs)
Dollars in thousands

			Gross Sales	GAAP Gain on Sale,	Gross Gain on	Unleveraged
	Communities	Units	Proceeds(1)	Net	Sale, Net	IRR(1)

2000	5	1,574	113,725	4,117	3,037	8.8%
2001	2	690	80,450	4,617	3,903	16.0%
2002	4	1,570	179,100	19,860	16,752	21.2%
2003	6	1,662	224,000	26,218	22,309	19.2%
2004	12	2,618	359,950	45,127	42,134	36.6%
2005	11	2,797	454,529	54,844	50,872	23.7%
2006	7	2,381	360,750	31,959	25,068	16.9%

Total	47	13,292	$1,772,504	$186,742	$164,075	22.8%

(1)	Amounts shown exclude land transactions.

Second Quarter 2006
Development Pipeline Summary
Dollars in thousands

			Investment - End	Total Expected
	Communities	Units	of Period	Investment
ASN
Under Construction — Owned	7	2,237	$571,685	$819,647
Under Construction — JV(1)	2	977	194,739	395,856
In Planning — Owned	4	1,839	79,428	633,906
In Planning — Under Control	3	1,000	7,380	403,758
In Planning — Owned — JV(1)	1	432	6,745	142,560
In Planning — Under Control — JV(1)	1	515	5,370	169,950

Total ASN	18	7,000	$865,347	$2,565,677

Ameriton
Under Construction	4	1,355	$79,478	$220,248
In Planning — Owned	14	4,960	152,675	911,914
In Planning — Under Control	2	583	2,298	113,404
Under Construction and In Planning — Owned — JV(1)	3	665	54,968	141,832

Total Ameriton	23	7,563	$289,419	$1,387,398

ASN & Ameriton
Under Construction	14	4,684	$875,090	$1,467,191
In Planning — Owned or Under Control	27	9,879	279,676	2,485,884

Total ASN & Ameriton	41	14,563	$1,154,766	$3,953,075

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Second Quarter 2006
ASN Developments Under Construction(1)
Dollars in thousands, except cost per unit amounts

	Q1 2006	Q2 2006	YTD 2006

Starts During Period
Communities	1	—	1
Units	185	—	185
Total Expected Investment	$79,335	—	79,335
Total Cost Per Unit	$428,837	—	$428,837

Completions During Period
Communities	—	2	2
Units	—	702	702
Total Expected Investment	—	168,425	168,425
Total Cost Per Unit	—	239,922	239,922

Stabilizations During Period
Communities	—	—	—
Units	—	—	—
Total Expected Investment	—	—	—
Total Cost Per Unit	—	—	—

Under Construction at End of Period
Communities	11	9
Units	3,916	3,214
Total Expected Investment	$1,378,350	$1,215,503
Total Cost Per Unit	$351,979	$378,190
Investment — End of Period	$813,532	$766,424

Construction Expenditures During Period, Excluding JVs	$80,413	$91,555	$171,968

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage.

Second Quarter 2006
ASN Developments Under Construction (continued)
Dollars in thousands

			Investment -			Actual or	Expected
			End of	Total Expected		Expected Date	Stabilization		%
		Units	Period	Investment	Start Date	for First Units	Date	% Leased	Ownership

ASN Communities Under Construction, Including JVs

Garden
Archstone Warner Center	Los Angeles, California	522	$91,543	$127,500	Q3/04	Q3/06	Q1/08	N/A	100%
Archstone Presidio View	San Diego, California	350	67,738	82,620	Q3/04	Q1/06	Q4/06	36.3%	85	%(1)
Archstone Del Mar Station	Pasadena, California	347	135,846	138,050	Q4/04	Q1/06	Q2/07	17.6%	100%
Archstone Santa Monica on Main Street	Santa Monica, California	133	49,746	72,507	Q4/04	Q4/06	Q2/07	N/A	100%
Archstone Reading	Reading, Massachusetts	204	39,707	49,115	Q1/05	Q3/06	Q2/07	21.6%	100%
Archstone San Bruno(2)	San Bruno, California	185	44,165	79,335	Q1/06	Q3/07	Q2/08	N/A	100%
Total Garden		1,741	$428,745	$549,127

High-Rise
Archstone Boston Common	Boston, Massachusetts	420	$142,697	$159,946	Q4/03	Q3/06	Q4/07	11.9%	100%
North Point Place I	Cambridge, Massachusetts	426	67,981	193,194	Q2/05	Q4/07	Q3/09	N/A	100%
The Mosaic	New York, New York	627	127,001	313,236	Q3/05	Q3/07	Q4/09	N/A	59	%(1)
Total High-Rise		1,473	$337,679	$666,376

Total ASN Communities Under Construction, Including JVs		3,214	$766,424	$1,215,503

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of June 30, 2006.

(2)	Archstone San Bruno was already under construction when acquired in Q1/06. The actual start date for this project was Q2/05.

Second Quarter 2006
ASN Developments In Planning — Owned or Under Control
Dollars in thousands

			Investment-	Total Expected
	Communities	Units	End of Period	Investment	% Ownership
In Planning at End of Period
Wholly Owned
In Planning — Owned	4	1,839	$79,428	$633,906	100%
In Planning — Under Control	3	1,000	7,380	403,758	100%

JVs
In Planning — Owned	1	432	6,745	142,560	75	%(1)
In Planning — Under Control	1	515	5,370	169,950	93	%(1)

	9	3,786	$98,923	$1,350,174

			Investment-	Total Expected
	Communities	Units	End of Period	Investment
Market
Washington D.C. Metropolitan Area	3	1,170	$12,738	$374,756
Boston, Massachusetts	2	761	20,195	347,500
Southern California	1	884	45,204	248,189
San Francisco Bay Area, California	1	357	2,547	176,715
Other	2	614	18,239	203,014

	9	3,786	$98,923	$1,350,174

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of June 30, 2006.

Second Quarter 2006
Ameriton Summary
Dollars in thousands

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005

Ameriton FFO Contribution from Gains:

Gains on Dispositions, net of Internal Disposition Costs	$33,910	$6,937	$47,526	$20,703
JV Gains on Dispositions, net	78	5,034	19,711	12,901
Gains on Disposition of Land, net	—	1,684	(9)	2,646

Total GAAP Gains, net	$33,988	$13,655	$67,228	$36,250
Accumulated Depreciation and Income Taxes Attributable to Dispositions	(19,513)	(6,772)	(29,819)	(16,798)

FFO Impact of Gains, Before Minority Interest	14,475	6,883	37,409	19,452
Minority Interest Attributable to Dispositions	(1,948)	(740)	(5,058)	(2,082)

FFO Impact of Ameriton Gains, After Minority Interest	$12,527	$6,143	$32,351	$17,370

Diluted Weighted Average Archstone-Smith Common Shares Outstanding (FFO)	215,427	200,093	214,821	200,668

Impact on FFO Per Share of Ameriton Gains	$0.06	$0.03	$0.15	$0.09

Ameriton Investment Summary:

			Investment — End of	Total Expected
	Communities	Units	Period	Investment	% Ownership
Wholly Owned
Operating Communities	3	901	$105,532	$107,807	100%

Communities Under Development:
Under Construction	4	1,355	79,478	220,248	100%
In Planning — Owned	14	4,960	152,675	911,914	100%
In Planning — Under Control	2	583	2,298	113,404	100%

	20	6,898	234,451	1,245,566

Other Real Estate Assets	N/A	N/A	117,920	126,410	100%

Total Wholly Owned	23	7,799	$457,903	$1,479,783

JV(1)
Under Construction and In Planning — Owned	3	665	$54,968	141,832	93%
Other Real Estate Assets	N/A	N/A	18,477	18,739	83%

Total JV	3	665	73,445	160,571

Totals	26	8,464	$531,348	$1,640,354

	Under Construction or In Planning
			Investment — End of	Total Expected
	Communities	Units	Period	Investment

Ameriton Development Summary, Including JVs:
Houston/Dallas	6	2,802	$62,797	$423,806
Washington, DC Metropolitan Area	5	1,772	71,794	395,494
Southern California	5	847	68,909	219,665
Atlanta	3	1,013	53,630	147,291
Southeast Florida	2	572	22,128	119,313
Phoenix	2	557	10,161	81,829

	23	7,563	$289,419	$1,387,398

(1)	Investment and Total Expected Investment amounts for JVs reflect the costs for the entire community before adjustment for our proportionate ownership percentage. Percentage represents our estimated ownership percentage of the unconsolidated JV as of June 30, 2006.

Second Quarter 2006
Capitalization Summary
Dollars and shares in thousands, except per share amounts

	June 30,	December 31,
	2006	2005

Market Capitalization
Common Shares and Units:
Common Shares (Public)	214,848	212,414
Convertible Operating Partnership Units	33,404	33,910

Total Common Shares and Operating Partnership Units(1)	248,252	246,324
Closing Share Price	$50.87	$41.89

Market Capitalization of Common Shares and Units	$12,628,579	$10,318,512

Liquidation Value of Series I Perpetual Preferred Shares (private)(2)	$50,000	$50,000

Total Equity Market Capitalization	$12,678,579	$10,368,512

Book Value of Total Debt	$5,448,050	$5,333,349

Total Market Capitalization	$18,126,629	$15,701,861

Reconciliation of Archstone-Smith FFO to Operating Partnership FFO (Diluted)(1)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Archstone-Smith FFO	$128,099	$93,007	$254,380	$184,768
Add Back Minority Interest Share of:
Earnings Before Discontinued Operations	8,914	4,234	17,411	8,329
Discontinued Operations	16,991	2,398	28,003	6,048
Net Impact of FFO Reconciling Items	(5,892)	4,606	(5,486)	7,869
Other	(89)	(33)	(153)	(66)

Operating Partnership FFO	$148,023	$104,212	$294,155	$206,948

Archstone-Smith Weighted Average Shares	215,427	200,093	214,821	200,668
Weighted Average Operating Partnership Units	33,507	24,106	33,588	24,089

Operating Partnership Weighted Average Shares	248,934	224,199	248,409	224,757

Operating Partnership FFO Per Share(1)	$0.59	$0.46	$1.18	$0.92

(1)	As of June 30, 2006, Archstone-Smith owned approximately 86.5% of the Operating Partnership’s outstanding common units, and the remaining 13.5% were owned by Operating Partnership unitholders. Per share amounts for each period presented will always be the same for Archstone-Smith and the Operating Partnership, as the economics of the Operating Partnership unitholders are the same as those of the common shareholders, and therefore, both the numerator and denominator must be adjusted to reflect the assumed conversion of all outstanding Operating Partnership units.

(2)	As of June 30, 2006, there were 500 Series I Preferred Shares outstanding at a liquidation value of $100,000 per share. These shares become redeemable, at our option, in February 2028.

Second Quarter 2006
Debt Summary
Dollars in thousands

	Outstanding Balance at
			Effective Interest	Weighted Average Remaining
	June 30, 2006	December 31, 2005	Rate(1)	Life to Maturity (Years)
Unsecured Floating Rate Debt:
Revolving Credit Facilities	$109,218	$394,578	5.6%	4.0
Tax-Exempt Debt	76,222	77,072	4.2%	17.1

	185,440	471,650	5.0%	9.4

Secured Floating Rate Debt:
Tax-Exempt Debt	1,021,047	839,318	4.5%	22.0
Conventional Mortgages	73,903	54,455	5.4%	16.9

	1,094,950	893,773	4.5%	21.7

Unsecured Long-Term Fixed Rate Debt	2,749,143	2,468,047	5.9%	5.9

Secured Fixed Rate Debt:
Tax-Exempt Debt	$3,000	—	6.4%	25.7
Conventional Mortgages	1,396,299	1,480,170	6.1%	5.5
Other Secured Debt	19,218	19,709	4.0%	17.0

	1,418,517	1,499,879	6.1%	5.7

Total Debt Outstanding at End of Period	$5,448,050	$5,333,349	5.7%	9.0

Debt Maturity Schedule — Long Term Debt

	Long Term Unsecured Debt		Mortgages Payable
		Final
	Regularly Scheduled	Maturities	Regularly Scheduled	Final Maturities		Effective Interest	Maturities as a % of Total
	Principal Amortization	and Other	Principal Amortization	and Other	Total	Rate(1)	Market Capitalization
2006	$12,500	$20,000	$9,266	$12,058	$53,824	6.8%	0.3%
2007	31,250	355,000	19,845	107,833	513,928	5.5%	2.8%
2008	31,250	301,431	20,596	193,167	546,444	4.7%	3.0%
2009	51,250	30,691	20,137	345,066	447,144	6.3%	2.5%
2010	43,750	220,000	18,628	70,784	353,162	6.0%	1.9%
Thereafter	302,500	1,425,743	523,723	1,172,364	3,424,330	5.7%	19.0%

Total	$472,500	$2,352,865	$612,195	$1,901,272	$5,338,832	5.6%	29.5%

Leverage and Coverage Ratios
Information as of June 30, 2006, except for coverage ratios, which are computed based on the six months ended June 30, 2006.

Long-Term Floating Rate Debt (excludes revolving credit facilities) as a Percentage of Long-Term Debt	21.9%
Total Floating Rate Debt as a Percentage of Total Debt	23.5%
Archstone-Smith’s Pro Rata Share of Unconsolidated Debt(2)	$316,845
Unencumbered Assets (undepreciated book value of real estate and all cash)	$7,109,174

Long Term Debt/Long Term Undepreciated Book Capitalization(3)	43.8%
Total Debt/Total Undepreciated Book Capitalization(3)	44.3%
Total Debt/Total Market Capitalization	30.1%

	ASN Gains on Disposition of Real Estate Investments:
	Included	Excluded
Interest Coverage Ratio	5.0	3.5
Debt Service Coverage Ratio	4.7	3.3
Fixed Charge Coverage Ratio	4.9	3.4

(1)	Includes the effect of loan cost amortization, credit enhancement fees, fair value hedges and other ongoing fees and expenses, where applicable, for the six months ended June 30, 2006.

(2)	Represents the Operating Partnership’s pro rata portion of the unconsolidated JVs’ debt based on our percentage of equity in the JV at June 30, 2006.

(3)	Represents total long term debt or total debt divided by the sum of the book value of shareholders’ equity, applicable debt, minority interest and accumulated depreciation, respectively.

Second Quarter 2006
Supplemental Information for Net Asset Value Calculation
Dollars in thousands, except footnotes

		Three Months Ended
		June 30, 2006
Income Statement Information
Net Operating Income (NOI)		$191,733
NOI for Assets Held for Sale(1)	533
NOI Adjustment for Prestabilized Developments, Redevelopment and Acquisitions(2)	4,951

Total Adjustments		5,484

Adjusted NOI (65,982 operating units, excluding JVs)		$197,217

Balance Sheet Information (Book Value)
Wholly Owned ASN Developments — at cost:(3)
Communities Under Construction	$571,685
Communities In Planning(4)	86,808

Total		$658,493

Wholly Owned Ameriton Developments — at cost:(3)
Communities Under Construction	$79,478
Communities In Planning(4)	154,973

Total		$234,451

Other Real Estate:
ASN Land Held	$17,580
Other Ameriton Assets	39,345

Total		$56,925

Investment in Unconsolidated Entities:
Operating Communities and Non-Multifamily(5)	$110,421
Under Development — ASN	97,043
Under Development — Ameriton	21,837

Total(5)		$229,301

Cash and Restricted Cash		$306,544

Other Assets, Excluding Costs Related to Communities In Planning — Under Control(4)		$392,253

Liabilities:
Tax-Exempt Debt	$1,100,269
Other Debt	4,347,781
Other Liabilities	352,381

Total Liabilities		$5,800,431

Perpetual Preferred Shares (Series I)		$50,000

Fully Converted Shares
Common Shares Outstanding		214,848
Convertible Operating Partnership Units Outstanding		33,404
Stock Options (Treasury Stock Method)		936

Fully Converted Shares		249,188

(1)	Excludes $4.1 million of NOI associated with assets sold during the three months ended June 30, 2006.

(2)	Represents the difference between actual NOI attributable to communities in lease-up, under redevelopment or acquired during the three months ended June 30, 2006, and the NOI for the quarter assuming the underwritten stabilized yield.

(3)	The Total Expected Investment for our ASN and Ameriton development pipeline (including Communities Under Construction and In Planning) is $2.6 billion and $1.4 billion, respectively, at June 30, 2006. These amounts include 100% of the Total Expected Investment of JV development projects. The cost amounts included here exclude the cost of our pro rata share of these JVs which is shown in the reconciliation of our Investments in Unconsolidated Entities above.

(4)	Communities In Planning includes $7.4 million and $2.3 million for ASN and Ameriton, respectively, that is included in Other Assets on our balance sheet.

(5)	Includes $36.3 million in gains from the sale of communities to unconsolidated JVs, which were deferred under GAAP and were therefore netted against Investments in Unconsolidated Entities on the Balance Sheet.

Second Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
General Definitions
Ameriton — A taxable REIT subsidiary (TRS) owned by the Operating Partnership, which focuses on opportunistic short-term investments.
Archstone-Smith — The publicly traded real estate investment trust, Archstone-Smith Trust, on a consolidated basis.
ASN — For purposes of this document, ASN is defined as Operating Partnership investments, excluding Ameriton and assets located outside the United States.
GAAP — United States Generally Accepted Accounting Principles.
High—Rise — Those communities with five or more above-ground floors.
In Planning — Represents parcels of land owned or Under Control, which are in the development planning process, upon which construction is expected to commence subsequent to the completion of the entitlement and building permit processes.
Internal Rate of Return (IRR) — On a sold community, IRR refers to the unleveraged IRR calculated by Archstone-Smith, considering the initial purchase price and all capital invested in the community, the timing and amounts of net operating income during the period owned and the net sales proceeds from the sale, all calculated in accordance with GAAP. The IRR calculations include property management overhead and internal disposition costs but not depreciation or allocations for corporate general and administrative expenses, interest expenses or other indirect operating expenses. Therefore, an IRR calculation is not a substitute for net income as a measure of our performance. Management believes that IRRs are an important indicator of the value created during the ownership period. Historical IRRs are not necessarily indicative of IRRs that will be produced in the future. Our methodology for calculating IRRs may not be consistent with the methodology used by other companies.
JV — Is used to refer to an unconsolidated joint venture.
Leased — For development communities, the percentage leased is based on total units in the community (completed and under construction). We begin leasing units prior to completion of the units.
Operating Partnership — Archstone-Smith Operating Trust, the entity through which we conduct all property ownership and business operations. Archstone-Smith owned approximately 86.5% of the Operating Partnership’s outstanding common units as of June 30, 2006.
Total Expected Investment (TEI) — For development communities, TEI represents the total expected investment at completion; for operating communities, TEI represents the total expected investment plus planned capital expenditures.
Under Control — A term used to identify land parcels which the Operating Partnership does not own, yet has an exclusive right through contingent contract or letter of intent during a contractually agreed upon time period to acquire the land, subject to approval of contingencies during the due diligence and entitlement processes.

Second Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information
Funds From Operations (FFO) is a non-GAAP measure that is commonly used in the real estate industry to assist investors and analysts in comparing results of real estate companies. FFO adjusts GAAP net earnings to exclude depreciation and gains and losses from the sales of previously depreciated properties. Our calculation of FFO includes gains and losses from dispositions of properties acquired or developed by taxable REIT subsidiaries such as Ameriton, as the fundamental purpose of these entities is to take advantage of short-term investment opportunities and includes promote incentive fee income resulting from the liquidation of unconsolidated joint ventures, if any. We exclude prepayment penalties and include the cost or benefit of unamortized purchase accounting-related debt adjustments, if relating to a disposition. Our share of the FFO relating to our unconsolidated entities is calculated on the same basis.
FFO is presented as a supplemental financial measure and does not fully represent our operating performance. We believe that GAAP Net Earnings remains the primary measure of operating performance and that FFO is only meaningful when it is used in conjunction with GAAP Net Earnings. FFO is not intended to be a measure of cash flow or liquidity. Please refer to our consolidated financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations and cash flows. A reconciliation of Net Earnings to FFO is provided on Page 6 to help users understand the differences between our calculation of FFO and GAAP Net Earnings. In addition, it allows users to compare our calculation of FFO to that of other real estate companies, which may define FFO differently.
Funds From Operations with Gain/Loss is calculated as FFO (defined above) plus Gross Gains/Losses From the Disposition of Real Estate Investments. We consider FFO with Gains/Losses to be a meaningful supplemental measure of performance because the continued recycling of capital is a fundamental component of our business strategy, and Gross Gains/Losses From the Disposition of Real Estate Investments demonstrates the results of our investment activity. FFO with Gains/Losses is not intended to be a measure of cash flow or liquidity. See page 6 for a reconciliation of Net Earnings to FFO with Gains/Losses.
Gross Gains/Losses From the Disposition of Real Estate Investments is defined as net sales proceeds less the gross investment basis of the asset before accumulated depreciation, impairment for possible loss on real estate investments and net of internal disposition costs. JV gain/loss deferrals required under GAAP have also been excluded from Gross Gains/Losses until recognized for GAAP purposes.
ASN Disposition Recap
ASN dispositions in the three months ending June 30, 2006 include Riverfront Park in Denver, CO (273 units); Quincy Commons in Denver, CO (204 units); Brompton Court in Houston, TX (792 units); The Oaks at Park Boulevard in Dallas, TX (216 units); McClurg in Chicago, IL (1,058 units); River North Park in Chicago, IL (399 units); Hunter’s Run in Austin, TX (400 units); Northpoint Place in Atlanta, GA (224 units); Statebridge in Atlanta, GA (264 units); Houston Midtown in Houston, TX (243 units); and Southfield in Detroit, MI (396 units).

Second Quarter 2006
Appendix of Definitions, Reconciliations and Other Information:
FFO and Gain-Related Information (continued)
ASN Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

		Accumulated
	GAAP Gains on Sale,	Depreciation and
	Net	Impairments	Gross Gains on Sale, Net

1995/1996	$40,659	($23,263)	$17,396
1997	48,232	(22,497)	25,735
1998	65,531	(20,259)	45,272
1999	62,093	(37,962)	24,131
2000	93,071	(65,307)	27,764
2001	100,273	(78,875)	21,398
2002	108,884	(35,406)	73,478
2003	310,901	(130,446)	180,455
2004	372,217	(86,574)	285,643
2005	446,686	(144,329)	302,357
Six Months Ended June 30, 2006	178,149	(76,377)	101,772

	$1,826,696	($721,295)	$1,105,401

Six Months Ended June 30, 2005	$39,559	($26,903)	$12,656

API Reconciliation of GAAP Gains on Sale, Net to Gross Gains on Sale, Net:
Dollars in thousands

	GAAP Gains on Sale,	Accumulated
	Net	Depreciation(1)	Gross Gains on Sale, Net

2000	$4,117	($1,080)	$3,037
2001	4,617	(714)	3,903
2002	19,860	(3,108)	16,752
2003	26,218	(3,909)	22,309
2004	45,127	(2,993)	42,134
2005	54,844	(3,972)	50,872
Six Months Ended June 30, 2006	31,959	(6,891)	25,068

	$186,742	($22,667)	$164,075

Six Months Ended June 30, 2005	$15,391	($2,422)	$12,969

(1)	Represents accumulated depreciation net of the related tax impact.

Second Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Net Operating Income and Same Store-Related Information
Net Operating Income (NOI) is defined as rental revenues less rental expenses and real estate taxes. We rely on NOI for purposes of making decisions about resource allocations and assessing segment performance. We also believe NOI is a valuable means of comparing period-to-period property performance. A reconciliation of Same Store NOI to Earnings from Operations is provided below.
ASN Same Store Communities are communities that were fully operational during the period, excluding those which were not eligible for inclusion due to (i) recent acquisition or development, (ii) major redevelopment, or (iii) a significant number of non-operational units (fires, floods, etc.). The Same Store community populations were as follows:
- Q2 2006 vs. Q2 2005 population includes 125 eligible apartment communities (43,279 units) and excludes 58 ineligible apartment communities (20,323 units).
- YTD 2006 vs. YTD 2005 population includes 122 eligible apartment communities (42,550 units) and excludes 61 ineligible apartment communities (21,052 units).
- Q2 2006 vs. Q1 2006 sequential population includes 172 apartment communities (59,189 units) and excludes 11 ineligible apartment communities (4,413 units).

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

ASN Same Store NOI	$135,360	$122,837	$259,320	$236,120
Non-Same Store NOI, Including Ameriton Properties and Other	60,996	31,206	125,773	65,017
NOI Classified as Discontinued Operations — Communities Sold	(4,090)	(22,324)	(13,883)	(45,206)
NOI Classified as Discontinued Operations — Communities Held for Sale	(533)	—	(1,024)	—

NOI	191,733	131,719	370,186	255,931
Other Income	13,585	6,848	29,801	11,975
Depreciation on Real Estate Investments	(72,171)	(47,441)	(138,139)	(94,078)
Interest Expense	(61,029)	(39,348)	(118,831)	(79,904)
General and Administrative Expense	(15,912)	(13,755)	(31,297)	(28,044)
Other Expense	(22)	(8,451)	(11,295)	(31,564)

Earnings from Operations	$56,184	$29,572	$100,425	$34,316

Oakwood Master Lease Communities refers to 14 communities acquired from Oakwood and one community we previously owned and operated that were leased in their entirety to an affiliate of Oakwood under master lease agreements. We are responsible for payment of real estate taxes and insurance expenses which are recorded as operating expenses, whereas master lease payments are included in rental revenues. These communities, with the exclusion of one community acquired in March 2006, are included in our sequential same store population beginning Q1 2006.
Property Operating Margin is defined as rental revenues less rental expenses and real estate taxes, divided by rental revenues.
Potential Effective Rent Per Unit is defined as the average rent per unit net of concessions and loss to lease but before vacancy loss and bad debt costs for leases in place. The Potential Effective Rent Per Unit (weighted by units) for the ASN operating portfolio, excluding assets subject to the Oakwood Master Lease agreements, during the second quarter of 2006 was $1,279 for the garden communities, $1,778 for the high-rise communities and $1,432 for the total ASN portfolio.

Second Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
NOI and Same Store-Related Information (continued)
The average physical occupancy for the ASN operating portfolio, excluding the assets subject to the Oakwood Master Lease agreements, was 94.8% for Q2 2006.
The units and dollar amounts for the Q2 2006 and the YTD 2006 same store populations in our core markets and the corresponding reconciliations to consolidated Archstone-Smith NOI are as follows:

	Units		Revenues		Operating Expenses		Net Operating Income
	Q2 2006	YTD 2006	Q2 2006	YTD 2006	Q2 2006	YTD 2006	Q2 2006	YTD 2006

Reconciliation of Core Same Store NOI by Market to Consolidated Archstone-Smith NOI:
Washington D.C. Metropolitan Area	17,286	17,286	$81,569	$160,755	$23,917	$48,692	$57,652	$112,063
Southern California	9,615	8,886	43,356	78,140	12,686	22,748	30,670	55,392
New York City Metropolitan Area	1,222	1,222	11,299	21,942	2,692	5,399	8,607	16,543
San Francisco Bay Area, California	4,239	4,239	17,327	34,255	5,520	10,657	11,807	23,598
Boston, Massachusetts	1,897	1,897	9,962	19,829	3,144	6,530	6,818	13,299
Seattle, Washington	2,808	2,808	7,980	15,592	2,560	5,033	5,420	10,559
Southeast Florida	2,504	2,504	9,766	19,194	3,562	7,096	6,204	12,098
Chicago, Illinois	1,236	1,236	7,047	13,926	2,628	5,665	4,419	8,261

Total Same Store Core Markets	40,807	40,078	188,306	363,633	56,709	111,820	131,597	251,813

Total Same Store Non—core Markets	2,472	2,472	6,272	12,437	2,509	4,930	3,763	7,507

Total ASN Same-Store	43,279	42,550	194,578	376,070	59,218	116,750	135,360	259,320

Non-Same Store and Other	23,136	23,865	95,555	199,301	34,559	73,528	60,996	125,773

Total	66,415	66,415	290,133	575,371	93,777	190,278	196,356	385,093

Less: Discontinued Operations	(433)	(433)	(10,050)	(31,408)	(5,427)	(16,501)	(4,623)	(14,907)

Total per Statement of Earnings	65,982	65,982	$280,083	$543,963	$88,350	$173,777	$191,733	$370,186

	Average Physical
	Occupancy
	Q2 2006	YTD 2006

Core Same Store Communities — ASN Markets:
Washington D.C. Metropolitan Area	96.4%	96.3%
Southern California	95.4%	95.8%
New York City Metropolitan Area	98.0%	97.7%
San Francisco Bay Area, California	96.6%	96.5%
Boston, Massachusetts	96.1%	96.4%
Seattle, Washington	95.1%	95.0%
Southeast Florida	95.2%	95.9%
Chicago, Illinois	96.5%	95.1%

Total	96.1%	96.1%

The units and dollar amounts for the Q2 2006 sequential population of same store communities in our core markets are as follows:

		Q2 2006
			Operating	Net Operating
	Units	Revenues	Expenses	Income

Core Markets:
Washington D.C. Metropolitan Area	19,039	$89,018	$25,674	$63,344
Southern California	15,155	63,672	18,101	45,571
New York City Metropolitan Area	1,710	16,032	3,804	12,228
San Francisco Bay Area, California	6,295	23,970	7,830	16,140
Boston, Massachusetts	2,311	12,686	3,984	8,702
Seattle, Washington	3,938	11,216	3,473	7,743
Southeast Florida	2,504	9,766	3,561	6,205
Chicago, Illinois	1,540	8,147	2,928	5,219

Total	52,492	$234,507	$69,355	$165,152

Second Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Discontinued Operations-Related Information
The following amounts reflect net earnings from real estate investments designated as held for sale or sold, including net gains (losses) on any of these communities actually sold. We had 2 operating apartment communities, representing 433 units, held for sale under the provisions of SFAS No. 144 at the end of the current period.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Composition of Net Earnings from Discontinued Operations:
Rental Revenues — Communities Sold	$9,101	$41,143	$29,531	$84,206
Rental Expenses — Communities Sold	(3,777)	(13,290)	(11,091)	(27,983)
Real Estate Taxes — Communities Sold	(1,234)	(5,529)	(4,557)	(11,017)

NOI — Communities Sold	4,090	22,324	13,883	45,206

Rental Revenues — Communities Held for Sale	949	—	1,877	—
Rental Expenses — Communities Held for Sale	(351)	—	(718)	—
Real Estate Taxes — Communities Held for Sale	(65)	—	(135)	—

NOI — Communities Held for Sale	533	—	1,024	—

Depreciation on Real Estate Investments	(1,108)	(9,090)	(4,714)	(19,427)
Interest, net	(3,057)	(10,663)	(7,006)	(21,458)
Ameriton Income Taxes(1)	(11,862)	(392)	(11,364)	(3,028)
Provision for Possible Loss on Real Estate Investments	(2,128)	—	(4,328)	—
Debt Extinguishment Costs Related to Dispositions	(5,900)	(331)	(6,764)	(5,389)
Allocation of Minority Interest	(16,991)	(2,398)	(28,003)	(6,048)
Gains on Disposition of Ameriton Operating Communities, net	35,931	7,599	50,655	21,657
Internal Disposition Costs — Ameriton Transactions	(2,021)	(662)	(3,129)	(954)
ASN Gains on Disposition of ASN Real Estate Investments, net	111,509	13,633	178,976	40,197
Internal Disposition Costs — ASN Transactions	(178)	(228)	(827)	(638)

Net Earnings from Discontinued Operations	$108,818	$19,792	$178,403	$50,118

(1)	Ameriton incurred additional taxes relating to JV gains and other operating activities. These additional taxes, which aggregated $6.3 million and $5.1 million for the six months ended June 30, 2006 and 2005, respectively, are recorded in Other Expense in our Statements of Earnings.

Second Quarter 2006
Appendix of Definitions, Reconciliations and Other Information (continued):
Senior Unsecured Debt Ratings and Coverage Ratio Information
Senior Unsecured Debt Ratings:

Rating
Moody’s	Baa1

Standard & Poors	BBB+

Fitch	A-
Coverage Ratio Information:
The Interest Coverage Ratio is calculated as Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), or EBITDA without gains, divided by GAAP interest expense (including interest expense included in Discontinued Operations).
The Debt Service Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and regularly scheduled principal payments (excluding balloon payments, final maturities and amortization payments on unsecured senior notes).
The Fixed Charge Coverage Ratio is calculated as EBITDA, or EBITDA without gains, divided by the sum of GAAP interest expense and preferred dividend payments.
Coverage ratio calculations are based on EBITDA and EBITDA without gains. We believe that EBITDA and EBITDA without gains are useful supplemental measures to be used in the calculation of our coverage ratios. These coverage ratios provide investors and rating agencies additional means of comparing our financial condition to other companies. EBITDA and EBITDA without gains do not represent net earnings or cash from operating activities that are computed in accordance with GAAP and are not indicative of cash available to fund cash needs. We define EBITDA as net earnings before interest expense, income taxes, minority interest, depreciation and amortization. EBITDA without gains excludes gains on the disposition of ASN depreciable real estate investments (includes gains from Ameriton). The following is a reconciliation of net earnings to EBITDA and EBITDA without gains:

YTD 2006
Net Earnings	$291,232
Interest Expense, net	125,837
Ameriton Income Taxes	17,666
Minority Interest	45,414
Depreciation Expense	142,853

EBITDA	623,002
Less: Gains on Dispositions of ASN Depreciable Real Estate Investments, net of Internal Disposition Costs	(178,149)
Income from Disposition or Liquidation of Unconsolidated Depreciable ASN Investments, net of promote incentive fees	(6,092)

EBITDA Without ASN Gains	$438,761

Archstone-Smith's German Portfolio

Federal State	Units
Bavaria	1,123
Munich	587
Fürth	216
Nürnberg	118
Lauf	116
other	86
Berlin	720
Hamburg	190
Rhineland-Palatinate	90
Lower Saxony	49

DENMARK
Hamburg
NETHERLANDS
GERMANY
Berlin
POLAND
Bielefeld
Düsseldorf
Cologne
Aachen
BELGIUM
Wiesbaden
Frankfurt
LUXEMBURG
Mannheim
Furth
Lauf
Nürnberg
CZECH REPUBLIC
Karlsruhe
Stuttgart
FRANCE
Offenburg
Munich
AUSTRIA
SWITZERLAND

ARCHSTONE SMITH
Leading the Real Estate Industry Into New Territory
29

Archstone-Smith's German Portfolio Federal State Units North-Rhine Westphalia 2,125 Dusseldorf 618 Aachen 352 Cologne 257 Bielefeld 222 other 676 Hesse 1,812 Frankfurt 966 Wiesbaden 580 other 266 Baden-Wurttemburg 1,495 Mannheim 999 Offenburg 208 Stuttgart 84 Karlsruhe 40 other 164 Federal State Units Bavaria 1,123 Munich 587 Furth 216 Nurnberg 118 Lauf 116 other 86 Berlin 720 Hamburg 190 Rhineland-Palatinate 90 Lower Saxony 49 29

Managing Directors Klaus Irtenkauf Helmut Beyl Mario Bohlen Co-founded DeWAG's predecessor companies Built DeWAG team from scratch-a highly motivated and successful team with very little turnover Strong, long-term relationships with major real estate owners provides DeWAG with unique, off-market acquisition opportunities Highly successful track record of acquiring, operating, repositioning, privatizing and optimizing residential portfolios in Germany More than 60 collective years of German residential experience DeWAG Management 30

Initial DeWAG Financing

(1) Before application of purchase accounting adjustments.

ARCHSTONE SMITH
Leading the Real Estate Industry Into New Territory
31

Initial DeWAG Financing Existing secured debt to be assumed $383 million €306 million Term loan $266 million €212 million Total acquisition price (1) $649 million €518 million 31 (1) Before application of purchase accounting adjustments.

North-Rhine Westphalia

Portfolio summary

Total units: 2,125

Cities: Aachen, Bielefeld, Cologne, Dortmund, Duisberg, Düsseldorf, Eschweiler, Monheim, Mülheim, Neuss

Aachen

Dortmund

Neuss

Mülheim

Aachen

ARCHSTONE SMITH

Leading the Real Estate Industry Into New Territory

32

North-Rhine Westphalia Total units: 2,125 Cities: Aachen, Bielefeld, Cologne, Dortmund, Duisberg, Dusseldorf, Eschweiler, Monheim, Mulheim, Neuss Mulheim Neuss Dortmund Aachen Portfolio summary 32 Aachen

Hesse

Portfolio summary

Total units: 1,812

Cities: Egelsbach, Frankfurt, Kronberg in Tanus, Oberthausen, Rodgau, Wiesbaden

Frankfurt

Wiesbaden

Oberthausen

Frankfurt

Kronberg

ARCHSTONE SMITH

Leading the Real Estate Industry Into New Territory

33

Hesse Total units: 1,812 Cities: Egelsbach, Frankfurt, Kronberg in Tanus, Oberthausen, Rodgau, Wiesbaden Kronberg Frankfurt Oberthausen Wiesbaden Frankfurt Portfolio summary 33

Baden-Württemberg

Portfolio summary

Total units: 1,495

Cities: Karlsruhe, Mannheim, Offenburg, Stuttgart

Mannheim

Offenburg

Stuttgart

ARCHSTONE SMITH

Leading the Real Estate Industry Into New Territory

34

Baden-Wurttemburg Total units: 1,495 Cities: Karlsruhe, Mannheim, Offenburg, Stuttgart Mannheim Offenburg Portfolio summary Stuttgart 34

Bavaria

Portfolio summary

Total units: 1,123

Cities: Munich, Fürth, Nürnberg, Lauf

Munich

Lauf

Nürnburg

Munich

ARCHSTONE SMITH

Leading the Real Estate Industry Into New Territory

35

Bavaria Total units: 1,123 Cities: Munich, Furth, Nurnberg, Lauf Munich Nurnburg Lauf Munich Portfolio summary 35

Berlin and Hamburg

Portfolio summary

Total units: 910

Berlin

Berlin

Berlin

Berlin

Hamburg

ARCHSTONE SMITH

Leading the Real Estate Industry Into New Territory

36

Berlin and Hamburg Total units: 910 Portfolio summary Berlin Berlin Berlin Berlin Hamburg 36